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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated February 1, 1999, included in the 1998 Annual Report to Stockholders of Paine Webber Group Inc.

We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627,
2-81554, 2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539, 33-40489,
33-45583, 33-65296, 33-65298, 33-53489, 33-55451, 33-55457, 333-05269,
333-53037, 333-56021, 333-66249, 333-66251 and 333-66713) and on Form S-3
(Registration Nos. 2-99979, 33-7738, 33-29253, 33-33613, 33-38960, 33-39818,
33-47267, 33-58124, 33-53776, 33-51149, 33-52695, 333-13831, 333-13831-01,
333-13831-02, 333-13831-03, 333-13831-04, 333-17913, 333-43585, 333-47223,
333-63107, 333-67187, 333-67187-01, 333-67187-02 and 333-67187-03) of Paine
Webber Group Inc. and in the related prospectuses, of our reports dated February 1, 1999 with respect to the consolidated financial statements and financial statement schedule of Paine Webber Group Inc. included and/or incorporated by reference in this 1998 Annual Report on Form 10-K for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

New York, New York
March 31, 1999